EXHIBIT 1

JOINT FILING AGREEMENT

          Pursuant to Rule 13d-1(k) under the Securities Exchange Act of l934, as amended, the undersigned hereby agree to file with the Securities and Exchange Commission this Amendment No. 16 to Schedule 13D (the "Amendment"), with respect to the Common Stock of Grubb & Ellis Company. The undersigned agree that the Amendment will be filed on behalf of each and all of them. Each of the undersigned agrees that he or it is responsible for the accuracy and completeness of the information concerning him or it contained in the Amendment. This agreement may be executed in any number of counterparts, which taken together shall constitute one and the same document.

Dated: September 5, 2008	/s/ C. Michael Kojaian
C. Michael Kojaian

Dated: September 5, 2008	KOJAIAN HOLDINGS LLC

By: Kojaian Management Corporation, its Sole Member

	By	/s/ C. Michael Kojaian
C. Michael Kojaian, its Executive Vice President

Dated: September 5, 2008	KOJAIAN MANAGEMENT CORPORATION

	By	/s/ C. Michael Kojaian
C. Michael Kojaian, its Executive Vice President

Dated: September 5, 2008	KOJAIAN VENTURES, L.L.C.

By: Kojaian Ventures-MM, Inc., its Managing Member

	By	/s/ C. Michael Kojaian
C. Michael Kojaian, President

Dated: September 5, 2008	KOJAIAN VENTURES-MM, INC.

	By	/s/ C. Michael Kojaian
C. Michael Kojaian, President